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                                                                       EXHIBIT 2


                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated this 6th day of March, 1998, by and among POTTER'S ACQUISITION CORP., a Delaware corporation ("PURCHASER"), J. C. POTTER SAUSAGE COMPANY, an Oklahoma corporation ("SAUSAGE"), POTTER'S FARM, INC., an Oklahoma corporation ("FARM"), POTTER RENDERING CO., an Oklahoma corporation ("RENDERING") and POTTER LEASING COMPANY, LTD., an Oklahoma limited partnership ("LEASING"; and collectively with Sausage, Farm and Rendering, the "SELLERS", and each, individually, a "SELLER"), and Ms. Donnis Potter, in her capacity as "REPRESENTATIVE" of all of the Sellers.

                                R E C I T A L S:

     WHEREAS, collectively, Sellers are engaged in the business (the "BUSINESS") of manufacturing, marketing, selling and distributing prepared food products and related products and services; and

     WHEREAS, Purchaser desires to acquire, and Sellers desire to sell, the Purchased Assets (as described on Schedule A, attached hereto) , and which, for purposes hereof, shall include the "INTANGIBLES" (as defined in Section 5H(iii) hereof), for a purchase price which is established herein, all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, and in consideration of the sum of $100.00 and the mutual premises and representations, warranties and covenants and other good and valuable consideration, the receipt and sufficiency of which being acknowledged, the parties agree as follows:

1. SALE AND PURCHASE. On the Closing Date (as defined in Section 4 hereof), in reliance on the mutual representations, warranties, covenants and agreements of the parties, and on the terms and subject to the conditions set forth herein, Sellers shall sell, convey, transfer, assign and deliver to Purchaser, the Purchased Assets, free and clear of all Encumbrances (as defined in Section 5B hereof), except as permitted hereby. The Purchased Assets shall include all property or interests in property (real, personal or mixed; tangible or intangible) described on Schedule A and shall specifically exclude only those assets identified on SCHEDULE B, attached hereto (the "EXCLUDED ASSETS"), all of which shall be retained by Sellers. Purchaser is not assuming any liability or obligation of the Sellers of any nature whatsoever, except as expressly set forth in SCHEDULE C hereto (each, an "ASSUMED LIABILITY", and collectively, the "ASSUMED LIABILITIES"). Except for the Assumed Liabilities, the Sellers shall remain liable and responsible for all obligations and liabilities not expressly assumed by Purchaser hereunder, and the Sellers shall discharge all of their lawful and legally enforceable obligations, regardless of any agreement relating to indemnification of the parties pursuant hereto.

2. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Purchased Assets shall be a cash amount equal to the sum of (i) THIRTEEN MILLION DOLLARS ($13,000,000.00) (the "CASH"), (ii) plus the Income Tax Adjustment (as defined, determined and settled in accordance with SCHEDULE A1, attached hereto), (iii) plus or minus proratable items ("PRORATIONS") with respect to the Real Estate (as defined in Section 5B(ix) hereof), and (iv) interest ("INTEREST") on the Cash at the rate of seven per cent (7%) per annum, accruing from September 1, 1997 through the Closing Date (as defined in Section 4 hereof), all payable as set forth below in Section 3 hereof. The Purchase Price shall be allocated for Federal Income Tax purposes among the Purchased Assets as set forth on


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     SCHEDULE A2, attached hereto, and the parties agree that, to the extent permitted by law, they shall account for the sale thereof in a manner consistent with such allocation.

         Each of the Sellers hereby irrevocably appoints Representative as the sole representative and agent of each, with the full and exclusive power and authority to represent and bind each with respect to all matters arising under and pursuant to this Agreement and the transactions contemplated hereby. All actions taken by Representative hereunder shall be binding upon each of the Sellers as if expressly confirmed and ratified in writing by each. Representative will not resign unless a successor Representative shall have been appointed. The Sellers shall communicate with Purchaser exclusively by and through Representative or authorized legal counsel (F. H. Wright) on all matters, and agree to be bound by such communications.

3. PAYMENT OF PURCHASE PRICE. On the terms and subject to the conditions herein, Purchaser shall pay and deliver to Sellers on the Closing Date, the Purchase Price, as follows:

     3.A. The sum of the Cash, plus the Income Tax Adjustment, plus the Interest, less the "Escrow Deposit" (as defined in Section 13F hereof); and

     3.B.      plus or minus the Prorations, at Closing;

     all in immediately available funds. The Escrow Deposit shall not be deemed delivered to the Sellers until all of the conditions set forth in the "Escrow" (as defined below) are satisfied.

4. CLOSING. The consummation of the transactions contemplated hereby (the "CLOSING") shall take place on the second business day after all conditions precedent have been satisfied, but not earlier than March 15, 1998, and not later than March 20, 1998, at 9:00 A.M. (the "CLOSING DATE") at the law offices of the Sellers' counsel in Oklahoma City, Oklahoma, or otherwise, on such other date or place as the parties hereto may mutually agree. The transactions shall be effective for financial accounting purposes as if they had taken place immediately following the close of regular business on August 31, 1997 (the "Effective Date").

5. EACH SELLER'S REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS, WITH RESPECT TO ITSELF (ONLY). Each of the Sellers hereby represents and warrants to, covenants and agrees with, Purchaser, now and as of the Closing Date, as follows:

          5.A. Organization, Standing and Power. Each Seller other than Leasing is a corporation duly organized, validly existing and in good standing under the laws of Oklahoma. Leasing is a limited partnership duly organized, validly existing and in good standing under the laws of Oklahoma. The federal employer identification number, state identification number for sales and tax purposes and all similar identification numbers for each Seller are set forth on PART A OF EXHIBIT 5A, attached hereto. Each Seller has all requisite power and authority to own, lease and operate those Purchased Assets owned, leased or operated by such Seller, and to carry on the Business as now being conducted in the manner that the Business is now being conducted. Neither the nature of the Business nor the ownership, operation or leasing of real estate or personal property by Sellers requires any to qualify as a foreign entity in any jurisdiction other than jurisdictions in which the failure to so qualify would not materially and adversely affect the Business or any of the Purchased Assets, including the Intangibles. No Seller conducts any business or owns or leases any asset or property of any nature


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              outside of the United States. Each of the Sellers has the full power and authority and legal capacity to enter into and deliver this Agreement, sell, transfer and deliver the Purchased Assets and perform all other acts necessary or appropriate to consummate all of the transactions contemplated hereby.

     5.B.     Capital Structure; Ownership of Purchased Assets and Related
              Matters.

              5.B.(i) The capital structure of each Seller, including the number of authorized, issued and outstanding shares, and ownership of such shares is listed on PART A OF
                         EXHIBIT 5B(i), attached hereto. Except as set forth on PART B OF EXHIBIT 5B(i), there are no outstanding options, warrants or other rights, contracts, commitments, agreements, understandings, arrangements or restrictions relating to the purchase or acquisition of any shares of capital stock or other equity securities or interests of any Seller. No shareholder or holder of any equity interest of any nature has had such equity interests redeemed by any Seller since March 30, 1997.

              5.B.(ii)   Except as listed on EXHIBIT  5B(ii),  Sellers  have
                         and will have, at Closing, good and marketable title to, or a valid and transferable leasehold interest in, all of the Purchased Assets, except for those of the Purchased Assets as may be sold or otherwise disposed of between the date hereof and the Closing Date in the ordinary course of business. No other "PERSON" (as defined in Section 15M hereof) has any fee, leasehold or equitable interest in and to any of the Purchased Assets, except as set forth on EXHIBIT 5B(ii). Except as set forth on EXHIBIT 5B(ii), when sold and delivered to Purchaser, the Purchased Assets will be free and clear of all the following (hereinafter collectively referred to as "ENCUMBRANCES"): security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral, encumbering title in any way, other than the Encumbrances created hereby.

              5.B.(iii)  Except as listed on  EXHIBIT  5B(iii),  no Seller owns,and none has ever owned, shares of any class of capital stock of any other Person, none has or has ever had any interest in any other Person, and there are no contracts, commitments, agreements, understandings or arrangements relating to such.


              5.B.(iv) Except as listed on EXHIBIT 5B(iv), no Seller has ever assumed or succeeded to the liabilities of any Person, whether by operation of law or otherwise. No Seller is contingently liable for any obligation of any other Person. No Seller has ever been known by any other name, and none does or has ever done business under any other name.

              5.B.(v) Except as listed on EXHIBIT 5B(v), none of the Sellers has any direct or indirect financial stake in any Person which has an interest in any assets used in conducting the Business.



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                  5.B.(vi)   Except as listed on EXHIBIT 5B(vi), there are no
                             contracts, commitments, agreements, understandings, arrangements or restrictions relating to the ownership or operation of any of the Purchased Assets.

                  5.B.(vii)  Other than the Excluded Assets, the Purchased
                             Assets constitute all of the property used or useful in the Business as currently conducted by Sellers, and are generally located at the locations set forth on EXHIBIT 5B(vii).

                  5.B.(viii) The Purchased Assets are in good working or
                             reasonably repairable condition, have been maintained in accordance with industry standards, and are generally sufficient to conduct the Business in a manner consistent with past practices. The Sellers know of no unrepairable condition which, either alone or with other conditions, materially interferes with the economic value of any of the Purchased Assets or the use thereof in the manner used by Sellers in the Business.

                  5.B.(ix) The Purchased Assets do not include any interest of any nature in any parcel of real property, except for the fee title interest in the real estate legally and commonly identified on PART A OF
                             EXHIBIT 5H(i) (the "REAL ESTATE"), and no Seller has any understandings, agreements or commitments to purchase any other real property.

          5.C. Authorization. This Agreement and all writings relating hereto to be executed and delivered by each of the Sellers have been duly authorized by all necessary action and constitute the valid and binding obligations of each of the Sellers, enforceable against each such Selling Party in accordance with their respective terms. The individuals executing this Agreement and the other documents executed in connection herewith individually and on behalf of Sellers have been duly authorized and have the legal capacity to execute all of such documents in such capacities. Neither the execution and delivery hereof nor any writing relating hereto nor the consummation by any of the Sellers of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof, will: (i) conflict with or result in a material breach of any of the Sellers' Articles or Certificates of Incorporation, By-Laws or other charter documents; (ii) violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority; (iii) violate or conflict with or constitute a default under (or give rise to any right of termination, modification, cancellation or acceleration under), any agreement or writing of any nature to which any of the Sellers is a party or by which any of the Purchased Assets may be bound or affected, or result in the creation of any Encumbrance against or upon any of the Purchased Assets under any agreement or writing to which any Seller is a party or by which any Seller or any Seller's assets may be bound or affected, or (iv) impair or in any way limit any governmental or official license, approval, permit or authorization of any Seller, to the extent that any of the foregoing would materially and adversely affect the Business or any of the Purchased Assets. Other than as set forth on EXHIBIT 5C, attached hereto, no consent or approval of or notification to any Person is necessary or required in connection with the execution and delivery by any of the Sellers of this Agreement or any writing relating hereto or the consummation of the transactions contemplated hereby or thereby.



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         5.D.     Financial Statements.

                  5.D.(i) EXHIBIT 5D hereto consists of the balance sheets and the related statements of income, changes in shareholders' equity and changes in financial position of each Seller, and the notes thereto and the auditor's report thereon, if applicable, as at and for the calendar year or fiscal years ending within or at the close of 1995 and 1996, and all interim statements prepared to date for 1997 (collectively, the "HISTORICAL FINANCIALS").
                             EXHIBIT 5D shall be updated as interim statements are prepared. To the best of Sellers' knowledge, the Historical Financials are true, correct and complete and present fairly the financial position of each Seller and the results of each Seller's operations, retained earnings and changes in financial positions as at the dates thereof and for the periods covered thereby, are consistent with the books and records of Sellers, do not include or omit to state any material fact which renders them misleading, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as may be disclosed in the reports relating thereto. At the Closing, the Sellers shall deliver to Purchaser a consolidated balance sheet dated as of the end of the month before the Closing Date (the "CLOSING BALANCE SHEET") based on the best knowledge and good faith of all of the Sellers, which shall be prepared on a basis consistent with the Historical Financials and in accordance with the provisions hereof.


                  5.D.(ii)   Except as disclosed therein, or otherwise listed on
                             EXHIBIT 5D(ii), the statements of income included in the Historical Financials do not contain any items of special or nonrecurring income, and the balance sheets included in the Historical Financials do not, and the Closing Balance Sheet will not, reflect any write-up or revaluation increasing the book value of any asset.

                  5.D.(iii)  All pro forma adjustments made by Sellers or on
                             Sellers' behalf in any sales brochure or other document or literature used for purposes of determining an adjusted earnings number are reasonable, appropriate and adequate and are based on the good faith belief of the Sellers.

         5.E.     Liabilities.

                  5.E.(i) Except as listed on EXHIBIT 5E(i), the liabilities of Sellers on the Historical Financials consisted, and the liabilities on the Closing Balance Sheet will consist, solely of obligations and liabilities incurred in the ordinary and regular course of Business to Persons which are not affiliated with any of the Sellers. Items listed on EXHIBIT 5E(i) are not Assumed Liabilities.

                  5.E.(ii) As of the Closing, no Seller will have any material and adverse liabilities or obligations of any nature whatsoever, including, without limitation, known or unknown, fixed or contingent, accrued, absolute, matured or unmatured, or any "LOSS CONTINGENCIES" considered "PROBABLE" or "REASONABLY POSSIBLE" within the meaning of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 5, which were not or will not be recorded


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                             on the Historical Financials, the Closing Balance
                             Sheet or on EXHIBIT 5E(i) hereof, it being the intent of the parties that every liability of every nature (including those liabilities or obligations commonly referred to as "off-balance sheet" liabilities) be specifically, accurately and properly disclosed to Purchaser, and properly accrued on either the Historical Financials or the Closing Balance Sheet or herein, as the case may be. All contingent liabilities, either not disclosed, or disclosed on EXHIBIT 5E(i) shall be for the account of the Sellers in all respects (including indemnification hereunder), and, if any such undisclosed or contingent liability is paid by Purchaser, then such payment shall be deemed accrued on the books of the Business immediately prior to the Effective Date.

                  5.E.(iii)  All reserves and allowances to be included in the
                             Closing Balance Sheet are, and will be, adequate, appropriate and reasonable (in accordance with generally accepted accounting principles).

                  5.E.(iv) EXHIBIT 5E(iv) is a complete list (the "PAYABLES' LIST"), as sworn to by the Sellers, of every material business creditor of each Seller, including taxing authorities (whether the liability to such creditor is accrued, absolute, contingent or otherwise), listed by name, address, amount of liability to such creditor, and whether such liability is disputed. The Payables' List shall be updated as of the Closing Date.

         5.F. Absence of Changes. Except as otherwise listed on EXHIBIT 5F hereto, the Business has been operated only in the ordinary and regular course, and there has not been, since January 1, 1997, and through the Closing Date there will not be, with respect to any Seller:

                  5.F.(i) any material and adverse change in its condition, financial or otherwise, other than that resulting in the ordinary and regular course of business;

                  5.F.(ii) any material and adverse damage, destruction or loss of any of the Purchased Assets, whether or not covered by insurance;

                  5.F.(iii)  the incurring of any obligation or liability
                             (whether absolute, accrued, contingent or otherwise and whether due or to become due) in excess of $10,000.00, except for:

                             5.F.(iii)(a) purchases in the ordinary course of
                                          business, and

                             5.F.(iii)(b) the payment in the full and complete
                                          satisfaction of the litigation
                                          described on EXHIBIT 5K hereof;

                  5.F.(iv) any transfer or application of any assets outside the regular course of financing and conducting the business to the payment of any amount payable, directly or indirectly, to or for the benefit of any Seller;



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                  5.F.(v)    any declaration, setting aside or payment of any
                             dividend or other distribution in respect of any shares of capital stock of any Seller (other than for the distribution of current earnings due to a Seller's status as an "S" corporation), or any direct or indirect redemption, purchase or other acquisition of any such stock or any distribution in excess of current profits or loan repayment obligations to a partner in a Seller's partnership;

                  5.F.(vi) any organized labor negotiations, strike or work stoppage affecting the Business or any threat of the foregoing;

                  5.F.(vii)  any sale, transfer or other disposition of any
                             tangible or intangible asset of any Seller to any Person, except for:

                             5.F.(vii)(a) payments of third party obligations
                                          incurred in the ordinary and regular
                                          course of business, in accordance with
                                          the regular payment practices of
                                          Sellers;

                             5.F.(vii)(b) sales, exchanges and dispositions of
                                          inventory and other property
                                          in the ordinary and regular course of
                                          business; and

                             5.F.(vii)(c) those items set forth in
                                          section 5F(v).

                  5.F.(viii) any termination or waiver of any rights of
                             material value to the Business;

                  5.F.(ix) to the knowledge of the Sellers, the adoption of any statute, rule, regulation or order which materially and adversely affects the Business;

                  5.F.(x) any increase in the compensation of, or benefits for, directors, officers or employees performing services for any Seller (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), having annual remuneration in excess of $40,000.00, except for increases in accordance with the Sellers' normal salary administration policies;

                  5.F.(xi) any capital expenditure or commitment in excess of $20,000.00 for property other than vehicles, plant or equipment;

                  5.F.(xii)  any forward purchase commitments not completed by the Closing Date involving more than $20,000.00 per item;

                  5.F.(xiii) any material change in the accounting methods or practices followed any Seller or any change in depreciation or amortization policies or rates theretofore adopted;

                  5.F.(xiv)  any commitment or understanding to lease or
                             acquire any interest of any nature in any real estate;

                  5.F.(xv) any payment of any liability or obligation of any Seller in excess of $5,000.00 sooner than in accordance with its usual or customary practices;


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                  5.F.(xvi)   any sale of goods or services to any customer
                              where the payment for such goods or services allows for the payment therefor more than thirty
                              (30) days after the goods or services have been provided to such customer; or

                  5.F.(xvii)  any change in the recipes or manufacturing
                              process of any product;

                  5.F.(xviii) any material decrease in marketing, advertising, promotional or similar expenses; or

                  5.F.(xix)   any commitment, obligation or understanding to do
                         any of the foregoing.

         5.G. Tax Matters. Each Seller has filed, and will timely file, all tax returns and reports required to be filed and, in respect of any period ending prior to or which includes the Closing Date, has paid, or has set up an adequate reserve for the payment of, all taxes required to be paid or anticipated to be payable, which reserve either is reflected in the Historical Financials or will be reflected in the Closing Balance Sheet, as the case may be. All tax returns of each Seller for the last three (3) years have been delivered to Purchaser, and there have been no tax audits of such returns, in process or threatened, except as listed on EXHIBIT 5G. None of the Sellers has any liability for any taxes in excess of the amounts so paid or reserves so established. Each Seller has properly withheld and paid, and will properly withhold and pay, all payroll or similar taxes. No Seller is delinquent in the payment of any tax, assessment, penalties or interest, and except as listed on EXHIBIT 5G, none has requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed. All tax returns filed or to be filed are, or will be, true, complete and correct. There are no tax liens on any of the Purchased Assets. No deficiencies for any tax, assessment, penalties or interest have been proposed, asserted, assessed or, to the knowledge of the Sellers, threatened against any Seller which would not be covered by existing reserves and, as of the date hereof, no requests for waiver of the time to assess any such tax are pending. None of the Sellers has given or been requested to give waivers of any statute of limitations relating to the assessment or payment of any taxes for any taxable period. As of the Closing Date, all taxes collected under color of law will have been remitted to the proper taxing jurisdiction. For purposes hereof, the term "TAX" shall include all Federal, state, local and foreign taxes, assessments, and all franchise, income, sales, use, occupation, payroll, property, excise or other taxes of any nature whatsoever, and governmental charges, including penalties and interest relating to the foregoing. Provisions hereof notwithstanding, taxes arising by reason of the closing shall thereafter be timely returned and paid by all parties hereto.

         5.H.     Property Owned, Leased or Licensed.

                  5.H.(i) PART A OF EXHIBIT 5H(i) contains a list of all real estate owned or leased by any Seller (collectively, the "REAL ESTATE") and with respect to that Real estate which is leased, the termination date or notice requirement with respect to termination, annual rental and renewal or purchase options). Except as set forth on PART A OF EXHIBIT 5H(i), none of the Sellers own any fee interest in any real property used by Sellers in connection with the Business and none has any understandings, agreements or commitments to purchase any. With


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                              respect to the Real Estate and except as listed on
                              EXHIBITS 5H(i)(a) through EXHIBIT 5H(i)(f), both inclusive:

                              5.H.(i)(a)  there are no interior or exterior
                                          structural defects or other defects
                                          in the buildings or improvements
                                          thereon or in the plumbing, gas,
                                          electrical, mechanical, heating,
                                          ventilating, air-conditioning,
                                          sprinkler or other systems
                                          (collectively, the "SYSTEMS") thereof.
                                          PART B OF EXHIBIT 5H(i), or an
                                          environmental assessment (or an update
                                          thereof) to be delivered to Purchaser
                                          (with the update, the "ENVIRONMENTAL
                                          REPORT"), sets forth the location of
                                          all underground or below grade storage
                                          tanks, pumps, piping, dispensers, or
                                          any retention pits located on any part
                                          thereof, along with a list of all
                                          documents, notices, test reports or
                                          other information relating thereto
                                          including a description of substances
                                          stored therein. In addition, at the
                                          Closing, each of the Sellers will
                                          deliver a Certificate (the
                                          "ENVIRONMENTAL CERTIFICATE") which
                                          details all known or suspected
                                          environmental concerns with respect to
                                          the Real Estate and the operation of
                                          the Business not expressly detailed in
                                          the Environmental Report. The
                                          Environmental Certificate shall also
                                          detail the sources of information
                                          utilized by the Sellers therein. When
                                          delivered to Purchaser, the Real
                                          Estate will be free of all material
                                          environmental risks and hazards (other
                                          than those arising out of the
                                          operation of the Business in the
                                          ordinary course); \ 5.H.(i)(b) there
                                          are no unrecorded leases,
                                          Encumbrances, restrictions or other
                                          matters materially affecting title or
                                          the current use thereof; no Person has
                                          the right to impose or claim any
                                          interest whatsoever thereon; and,
                                          there are no covenants, conditions,
                                          restrictions or other title exceptions
                                          applicable thereto which are presently
                                          violated or which adversely affect the
                                          marketability thereof and there are no
                                          defects therein or thereon;

                              5.H.(i)(c)  to the Sellers' knowledge, it is not
                                          subject to or threatened with any
                                          requests, applications or proceedings
                                          to condemn, rezone or demolish all or
                                          any portion thereof. Sellers have
                                          obtained all permits and certificates
                                          necessary for the use and occupancy
                                          thereof and the improvements thereon
                                          and such use and occupancy is and has
                                          been in full compliance with all
                                          Federal, state and local laws, rules
                                          and regulations. To the knowledge of
                                          the Sellers: (i) all water, sewer,
                                          gas, electric, telephone, drainage and
                                          other utility equipment, air
                                          conditioning, heating, ventilation and
                                          all other facilities and services
                                          (collectively, the "SERVICES")
                                          required by law or necessary for the
                                          operation of the Real Estate as it is
                                          now being operated are installed and
                                          connected pursuant to valid permits,
                                          are adequate to service the Real
                                          Estate and the Business, and are in
                                          good operating condition and repair,
                                          and (ii) to Sellers' knowledge, no
                                          material fact or condition exists
                                          which would result in the
                                          termination or impairment in the
                                          furnishing of any Service or System.
                                          All reports related to the Real
                                          Estate, including those related to the
                                          Systems and Services, which have been
                                          prepared by any Person and delivered
                                          to any of the Sellers since 1994 and
                                          which are in Sellers' possession, have
                                          been delivered to Purchaser;

                              5.H.(i)(d)  none of the Sellers has received
                                          notice of and has no awareness of any
                                          currently due, pending or threatened
                                          general or special assessments, taxes,
                                          litigation or governmental proceedings
                                          against or affecting or which may
                                          affect the Real Estate. No Seller pays
                                          any taxes or assessments with respect
                                          to the Real Estate, except as set
                                          forth in PART C OF EXHIBIT 5H(i). PART
                                          C OF EXHIBIT 5H(iii) also details the
                                          water charges of Seller on a monthly
                                          and yearly basis, and lists if any
                                          increases are pending or contemplated;

                              5.H.(i)(e)  it consists of one contiguous parcel,
                                          abuts on and has direct vehicular
                                          access to a dedicated thoroughfare;
                                          and it is not located in an area
                                          designated as being subject to flood
                                          hazards or risks;

                              5.H.(i)(f)  with respect to the leases covering
                                          the Real Estate, such leases are in
                                          full force and effect, are valid and
                                          binding obligations of the parties
                                          thereto, have not been amended and are
                                          enforceable against its parties in
                                          accordance with the terms thereof.
                                          There are no defaults (alleged or
                                          actual) by either party to such leases
                                          and no event has occurred which with
                                          due notice or lapse of time or both
                                          would constitute a default. Sellers
                                          have no obligation to pay brokerage
                                          commissions or other compensation in
                                          connection with such leases.

                  5.H.(ii) PART A OF EXHIBIT 5H(ii) contains a list of each item of machinery, equipment, tooling, office furniture, automobiles, trucks and other fixed assets owned or leased by any Seller (collectively, the "FIXED ASSETS"), and all general locations thereof. PART B OF EXHIBIT 5H(II) contains a list and brief description of each lease or other agreement under which any Seller pays in excess of $5,000.00 annually to lease, license, hold or operate any Fixed Asset. Copies of all leases relating to any Fixed Asset have been delivered to Purchaser. The Fixed Assets will, individually or in the aggregate, be fit, or reasonably repairable, for such assets' intended use as of the Closing Date.

                  5.H.(iii)   To the extent pertinent to the Business and the
                              Purchased Assets, PART A OF EXHIBIT 5H(iii) contains a list of all unexpired non-governmental licenses, franchises, distribution rights and the like held by each Seller (including, as to each, the names of the parties thereto, a description of the subject matter of the license, etc., the termination date or notice requirement with respect to termination, the basis of royalties calculation and renewal options, if applicable) and all unexpired trademarks, trade names
                              (including each Seller's name and trade names), service marks, copyrights, know-how, software, written, magnetic and storage media, inventions, designs, recipes, models, processes, patents or any other proprietary rights and applications for any of the foregoing owned by or registered in the name of or used by any Seller
                              (collectively, the "INTANGIBLES") and those
                              Intangibles expired within the last two (2) years.
                              Each Seller has a valid fee or licensee interest in, all Intangibles held by such Seller, and, except as set forth on PART B OF EXHIBIT 5H(III), pays no royalty with respect to any of them, has the exclusive right to bring actions for the infringement thereof and has not granted any rights of any nature in any of the Intangibles to any Person. No product made or sold by any Seller or for any Seller's benefit violates any license, franchise or distribution agreement or infringes any trademark, trade name, service mark, copyright, know-how or patent of another Person.
                              Except as set forth on PART C OF EXHIBIT 5H(iii), all Intangibles described in this paragraph
                              5H(iii) are assignable to Purchaser without the consent of any Person.

         5.I. Insurance. Each Seller has maintained and presently maintains in effect insurance covering the Purchased Assets and the Business from reasonably foreseeable losses and any liabilities or risks relating thereto and such insurance coverage shall be maintained by each Seller through the Closing Date. EXHIBIT 5I hereto sets forth a complete and accurate schedule (including the type of policy, the policy number, the limits of coverage, the carrier, the insurance agent or broker and the expiration date) of all insurance policies, letters of credit or performance bonds held or issued by or on behalf of each Seller and now in force and those contemplated (including, without limitation, comprehensive general liability, personal liability, comprehensive general casualty and extended coverage, automobile, machinery, fire and lightning, title, endowment, life, workers' compensation and fidelity bond coverage) (collectively, the "INSURANCE POLICIES") and insurance agents and/or brokers providing such insurance coverage. Except as disclosed on EXHIBIT 5I, such coverage fully complies with all contractual requirements of the Business, and no Seller has forfeited or waived any claim under any Insurance Policies and no Seller has failed to comply in all material respects with the terms and conditions thereof. Unless otherwise set forth on EXHIBIT 5I, the products liability, personal injury and property damage insurance maintained has been on an "OCCURRENCE" basis during the five-year period prior to the Closing Date. EXHIBIT 5K sets forth all significant property damage or personal injury claims asserted against any Seller during the past three years, or otherwise still pending. All of such claims have been and are being defended by insurance carriers or indemnitors without reservation and are or will be completely covered by the Insurance Policies. Except as listed on EXHIBIT 5I, none of the Sellers has received notification, either directly or indirectly, from any insurance carrier, denying or disputing any claim made by any Seller, denying or disputing any coverage for any such claim, denying or disputing the amount of any claim, or regarding the possible termination, cancellation or amendment of, or premium increase with respect to, any Insurance Policies during the term currently in force; and no Seller has any pending or anticipated claim against any of the insurance carriers under any of such policies, and there has been no, to the knowledge of the Sellers, actual or alleged occurrence of any kind which may give rise to any such claim.

         5.J. Agreements, Etc. EXHIBIT 5J contains a list of all written, and brief description of all legally enforceable oral contracts, agreements, leases, understandings, commitments, licenses, letters of credit, instruments and obligations, the open purchase and sales orders journals as of the beginning of business on August 31, 1997 (which journals shall be updated as of the Closing Date), and other instruments and obligations not listed on another Exhibit or schedule hereto (unless excluded therefrom due to the dollar amount involved) materially affecting the Business in any manner whatsoever (collectively, the "CONTRACTS"). With respect to the Contracts, except as otherwise set forth on such EXHIBIT 5J: (i) all are in full force and effect, have not been modified or amended, and constitute legal, valid and binding obligations of the respective parties thereto; (ii) each Seller has, in all material respects, performed all of the obligations required to be performed by it to date and is not in default or, to the knowledge of the Sellers, alleged, to be in default in any respect thereunder, no party has been released from any material obligation thereto and there exists no event, condition or occurrence which, with or without notice, lapse of time or the occurrence of any other event, would constitute a default thereunder by any Seller or, to the Sellers' knowledge, would constitute a default on the part of any other party thereto; (iii) the continuation, validity and effectiveness under the current terms thereof (including the current rentals under any leases or licenses) will in no way be affected by the transactions contemplated hereby, or, if any would be affected without a consent or waiver, the Sellers shall cause an appropriate consent or waiver respecting such transfer to be delivered to Purchaser prior to the Closing Date at no cost to Purchaser or other adverse consequences to any Seller or Purchaser; and (iv) none require the payment or performance of material considerations by any Seller on or after the Closing Date without the receipt of consideration of commensurate value, within the meaning of applicable fraudulent conveyance laws or decisions. The Sellers have furnished to Purchaser complete copies of all written Contracts and complete written summaries of all oral Contracts described on any Exhibit hereto. No Seller is restricted by any agreement to which it is a party from carrying on the Business anywhere in the world. The Contracts confer on Sellers all rights necessary to enable them to conduct the Business as now being conducted (as well as any expansion thereof now contemplated) and none imposes upon any Seller any unduly or extraordinary burdensome obligation.

         5.K. Litigation and Claims, Etc. Except as set forth on EXHIBIT 5K, there are no personal injury, product liability or other actions, suits, claims, investigations or legal or administrative or arbitration proceedings of any nature pending or, to the knowledge of the Sellers, threatened, against or involving any of the Sellers, the Purchased
                  Assets, the Intangibles, the Business or products, whether at law or in equity, or before or by any foreign, federal, state, municipal or other governmental or quasi-governmental instrumentality. Attached to EXHIBIT 5K are (i) all current service bulletins or similar notices to customers, vendors or the public at-large and other Persons which discusses or notifies such Persons about existing problems with any Sellers' products, and (ii) all current notes from technical or engineering meetings (or the like) which relate to problems or potential problems with respect to such products. There is no basis for any action, suit, claim, investigation or proceeding, and except as set forth on EXHIBIT 5K, none of the foregoing has been pending during the last three years. There are no outstanding orders, decrees or stipulations issued by any foreign, local, state or federal judicial or governmental or quasi-governmental authority to which any of the Sellers is or was a party or by which any is or was bound. EXHIBIT 5K also details all "RECALLS" or similar measures or public notices which occurred on or after January 1, 1995 with respect to the Business, Sellers' products, and Sellers' system for handling claims, whether under warranties or otherwise, and also lists all such claims made in the last three years.

         5.L.     Compliance; Governmental Authorizations; OSHA.

                  5.L.(i) Each Seller is in compliance, in all material respects, with all federal, state and local laws, ordinances, regulations, permits, licenses, decrees, judgments and orders applicable to the Business, and has all foreign and federal, state and local governmental licenses and permits necessary for the conduct of the Business as presently conducted or contemplated and sold to Purchaser in accordance herewith; such licenses and permits are legally valid and in full force and effect; no violations are or have been recorded in respect of any thereof; and no proceeding is pending or, to the knowledge of the Sellers, threatened, to revoke or limit any thereof. EXHIBIT 5L contains a list and description (including subject matter and termination information) of: (a) all such governmental licenses and permits (none of which will be adversely affected by the transactions contemplated hereby, unless otherwise indicated on said Exhibit); and, (b) all consents, orders, decrees and other compliance agreements under which any Seller is operating or bound, copies of all of which have been furnished to Purchaser.

                  5.L.(ii) The Sellers have furnished to Purchaser copies of all written reports in their control or possession of inspections relating to the Business and properties from January 1, 1996 through the date hereof under the Occupational Safety and Health Administration Act, as amended, or comparable state legislation and all other applicable foreign and United States federal, state and local health and safety laws and regulations or any other law, rule or regulation to which Sellers or the Business is subject. To the knowledge of the Sellers, there have been no other similar inspections. The deficiencies, if any, noted on such reports or any deficiencies noted by inspection through the Closing Date have been corrected, or will be corrected by the Closing. To the knowledge of the Sellers, there is no other safety, health, environmental or other material problem or concern relating to the Business.

         5.M. Inventories. The inventories of Sellers included on the Historical Financials and included on the Closing Balance Sheet are and will be valued with respect to each category of inventory at cost. Such inventories are all usable in the ordinary and regular course of the Business, and are fit and sufficient for the purpose for which they were purchased or manufactured. Excess and obsolete items are included as Purchased Assets, but no representations or warranties are made by Sellers with respect thereto. The inventories which were in transit on the date hereof, and the inventories which are in transit on the Closing Date, do not and will not include any items which are damaged, spoiled or below standard quality (except items for which Sellers will receive credit or replacement from the manufacturer or shipper thereof). Sellers have exercised, and through the Closing Date will exercise, their best efforts to have the proper amount of inventories to conduct the Business consistent with past practices. EXHIBIT 5M lists the general locations of all inventories of Sellers. The inventories of each do not have any allocation of overhead except as required for income tax purposes or as specifically disclosed on EXHIBIT 5M.

                  Except as specifically disclosed on EXHIBIT 5M, the inventory consists of items of quality and quantity usable in the normal course of the Business. The Sellers will provide to Purchaser a list of all inventory (the "INVENTORY LIST") on hand as of the end of the monthly accounting period ending closest to the Closing Date.

         5.N. Employee Matters. Each Seller has generally enjoyed a good employer-employee relationship with its employees. Each Seller has included (in accordance with its accounting method) on the Historical Financials, in accordance with historical practices, and if applicable for its accounting method, will accrue adequate reserves on the Closing Balance Sheet, all wages, salaries, contractual bonuses, vacation pay and other direct and indirect compensation earned by, or accrued for the benefit of, all employees (whether or not vested or payable by such date). EXHIBIT 5N (cash basis) or the Closing Balance Sheet will include accruals for year end bonuses, pension and profit sharing contributions, and any other adjustments which might normally be made only at year end. Upon termination of the employment of any employee of any Seller, Purchaser will not incur any liability for any severance or termination pay, pension or profit-sharing benefit or other similar payment under or pursuant to Sellers' practices or policies in effect on or prior to the Closing Date. Except as set forth on
                  EXHIBIT 5K, there are no controversies pending or, to the knowledge of the Sellers, threatened by any of Sellers' employees, former employees, job applicants or any association, group or other Person or Persons regarding any of the Sellers' employment practices or policies.

                       No Seller is a party to or bound by any employment or
                  consulting agreement which will continue after the Closing Date at the expense of Purchaser or any collective bargaining agreement or any other agreement with a labor union. There is not pending or, to the knowledge of the Sellers, threatened any labor dispute, strike or work stoppage (whether by their own employees or another Person's employees) which may affect the Business or which may interfere with its continued operation. Each Seller has complied with all laws, rules and regulations in connection with all employment matters, including without limitation, hiring and firing of employees, wage matters, collective bargaining matters, and matters relating to the National Labor Relations Act and the Workers Adjustment and Retraining Notification Act, and there are no activities or proceedings of any labor union to organize any employees of any Seller. During the twelve-month period preceding the date hereof, there have not been any significant labor troubles involving employees of Sellers and there are no significant threats of work stoppages by employees of Sellers.

                       EXHIBIT 5N contains a list of all directors, officers,
                  managers and employees rendering any service to any Seller who, during the 1997 calendar year, are expected to receive remuneration in excess of $30,000, together with the current job title and aggregate remuneration rate (bonus and salary) for each such person, as well as the total remuneration paid to date and expected amount of remuneration in 1997. To the knowledge of the Sellers, no such Person has any plans to terminate employment with Sellers, and no such Person has any plans to refuse an offer of employment from Purchaser if such offer is made.

         5.O. Employee Benefit Plans. Other than a plan conforming with Internal Revenue Code ss.401(k), no Seller now maintains, nor has any Seller ever maintained at any time in the past, any "employee pension benefit plan" or "employee welfare benefit plan," as such terms are defined in Sections 3(1) and 3(2) of the Employee Retirement Security Act of 1974, as amended which will adversely affect Purchaser on or after the Closing Date, and other provisions hereof to the contrary notwithstanding, each Seller will hold harmless and indemnify Purchaser in these premises. Purchaser will not assume, succeed to or continue Sellers' ss.401(k) plan.

         5.P. Transactions with Related Parties. Except for (i) salaries at the per year rate of $140,000 to Thomas Glenn Potter, $27,300 to Donnis Potter and $32,600 to Dena Potter (which salaries were paid in the ordinary course of business), (ii) amounts paid from one Seller to another Seller, and (iii) distributions and/or dividends paid to any of the shareholders or partners of any Seller based on the ownership of such entity, EXHIBIT 5P lists all amounts directly or indirectly paid (or deemed for accounting purposes to have been paid) or to be paid by any of the Sellers to, or received by any of the Sellers from, any one Person not a party hereto which is controlled by, who individually controls, or who/which is under common control with, directly or indirectly, any of the Sellers during the current and the last fiscal year for products or services (including any charge for management, interest, capital employed, administrative, purchasing, financial or other services) related in any way to the Business. For purposes of this Section, the term "Sellers" shall include any and all of the Sellers' Affiliates."

         5.Q. Accounts and Notes Receivable. EXHIBIT 5Q contains an aged list of unpaid accounts and notes receivable (the "RECEIVABLES") owing to each Seller as of a date not more than four (4) business days prior to the date hereof, with the address of Sellers' trade debtors. Purchaser shall be furnished with an updated schedule of Receivables and any other information relating thereto as Purchaser shall reasonably request on reasonable advance notice. All of the Receivables reflected on the Historical Financials and to be reflected on updated Receivables Schedules and the Closing Balance Sheet constituted and will constitute only valid claims against third parties not affiliated with any of the Sellers. The Business has no trade debtors of any Seller with principal places of business outside of the continental United States. The Receivables arose or will arise from bona fide transactions in the ordinary and regular course of Business and all (subject to a reasonable reserve for bad debt) are due and collectible within thirty (30) days after they arose or will arise, and are not subject to any known defenses, set-offs or counterclaims. The Historical Financials do, and the Closing Balance Sheet will, include reserves for bad debt reasonably based on past customer performance. Except as listed on EXHIBIT 5Q, no Seller sells, and none contemplates selling, products directly to the United States of America or any branch, agency or subdivision thereof.

                       EXHIBIT 5Q also highlights those customers of Sellers
                  whose accounts have been more than thirty (30) days past due repeatedly over the past six (6) months or which Sellers believe may be uncollectible.

         5.R. Customers and Suppliers. EXHIBIT 5R is a list of the ten (10) largest customers and suppliers (measured by U.S. dollar volume in each case) of each Seller during the 1996 and 1997 (to date) fiscal years and the last twelve (12) months showing, with respect to each, the name, address and dollar volume involved. No Seller is required to provide any bonding, guaranty or other financial security arrangements in connection with any transactions with any of its customers or suppliers. The Sellers have no knowledge or reason to believe that as a result of the transactions contemplated hereby or otherwise, any customer or supplier listed on EXHIBIT 5R intends to cease or substantially reduce, the purchase or sale, respectively, of goods or services from or to Purchaser on terms and conditions similar to those imposed on purchases and sales from and to Sellers prior to the date hereof. The Sellers do not know of any claims or disputes pending, contemplated or threatened with respect to any of the parties referred to in
                  EXHIBIT 5R, and none know of any fact or condition which would cause a reasonable person to be concerned about the financial viability of any of such parties, except as listed on EXHIBIT 5R.

         5.S. Miscellaneous Assets. The Purchased Assets do not and will not include (i) any contracts for future services or prepaid items or deferred charges, the substantial value or benefit of which will not be usable by Purchaser after the Closing Date, and
                  (ii) other than the Intangibles, any goodwill, organization expense or other intangible asset.

         5.T. Bank Accounts; Officers; Directors; Credit Cards. EXHIBIT 5T is a list of all bank accounts, safe deposit and post office boxes and the like in the name of or controlled by any Seller and details about the Persons having access thereto. EXHIBIT 5T also lists all officers, directors and managers of each Seller and all credit or debit cards under which any Seller has or may have current or future liability and the names of the Persons holding such cards.

         5.U. Business Generally. Except as listed on EXHIBIT 5U, since January 1, 1997, to the knowledge of the Sellers, other than the economy in general and items which would affect the entire industry in which Sellers operate, there have been no events, transactions or information affecting or relating to any Seller or the Business which could be reasonably expected to have a material and adverse effect on the Business.

         5.V. Reports and Studies. EXHIBIT 5V lists all significant and material reports and studies relating to the Business or the sale thereof in the possession or control of any of the Sellers not previously furnished to Purchaser prepared for the officers, directors, management, stockholders and agents of the Sellers since January 1, 1996 by investment bankers, investment advisors, accountants, engineers, environmental consultants, management consultants or any other Persons. Items listed on EXHIBIT 5V will be delivered to Purchaser concurrently with each applicable Seller's signature hereto.

         5.W.     Environmental Matters.  Except as listed on EXHIBIT 5W:

                  5.W.(i) No Seller has transported, stored, treated or disposed, and has not allowed or arranged for any other Person to transport, store, treat or dispose, waste to or at: (a) any location other than a site lawfully permitted to receive such waste for such purposes or (b) any location designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), or any similar federal, state or local statute; nor has it performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any laws or regulations or in any other manner which may result in liability for contamination of the environment. No Seller has disposed of or allowed or arranged for any other Person to dispose, of waste upon property owned, leased or used by any Seller;

                  5.W.(ii) (a) No generation, use, handling, storage, treatment, Release (as defined below), discharge, spillage or disposal of any Hazardous Waste, Hazardous Substance or Hazardous Chemical (as defined below) has occurred or is occurring at any site or Facility (as defined below) now owned, leased or operated, directly or indirectly, by any Seller, (b) no Hazardous Waste or waste containing any Hazardous Substance or Hazardous Chemical generated, used, handled, stored or treated by any Seller has been stored, Released, discharged, spilled or disposed of at any site or Facility now owned, leased or operated, directly or indirectly, by any Seller, and (c) no site or Facility owned, leased or operated, directly or indirectly, by any Seller is or has been the site of any industrial facility, dump or landfill;

                  5.W.(iii)   No soil or water in, upon, under or adjacent to
                              any site or Facility now owned, leased, or operated, directly or indirectly, by any Seller has been contaminated by any Hazardous Waste, Hazardous Substance or Hazardous Chemical, and no such site constitutes a nuisance of any kind or nature;

                  5.W.(iv) None of the Sellers has received notification of any past or present failure by any Seller to comply with any laws, regulations, permits, franchises, licenses or orders applicable to them or the Business, which have not been remedied, cured or complied with, or, as disclosed on
                              EXHIBIT 5W(iv), are in the process of being fully remedied, cured or complied with. Without limiting the generality of the foregoing, none of the Sellers has received any notification (including requests for information directed to any) from any governmental or quasi-governmental agency or Person asserting that any Seller is or may be a "potentially responsible party" for a remedial action at any Facility, pursuant to the provisions of CERCLA, RCRA or any similar federal, state or local statute assigning responsibility for the costs of investigating or remediation of Releases of contaminants into the environment;

                  5.W.(v) For purposes of this Agreement, the terms "Hazardous Waste", "Hazardous Substance", "Hazardous Chemical", "pollutant", "contaminant", "Release" and "Facility" include any "hazardous waste", "hazardous substance", "pollutant", "contaminant" and "facility", respectively, within the meaning of RCRA, CERCLA, the Emergency Planning and Community Rights to Know Act of 1986, as amended, or any other federal, state or local law, rule or regulation adopted pursuant thereto or otherwise relating to the disposal of Hazardous Wastes or the cleanup of sites at which Hazardous Substances have been released or the environment in general; and

                  5.W.(vi) EXHIBIT 5W(VI) is a list of (i) locations (identified by address, owner/operator, type of facility, type of waste (including waste water), and period of time the Facility was used) to which any Seller has, during the past three (3) years, transported, or caused to be transported, or allowed or arranged for any other

                              Person to transport, any type of waste material, generated by any Seller or its customers, for storage, treatment, burning, recycling or disposal and (ii) storage, treatment, burning, recycling or disposal activities which any Seller has undertaken, during the past three (3) years, at locations then or now owned or occupied by any Seller together with such other relevant information concerning such locations as would enable Purchaser to determine whether any Seller has any liability for such locations and the activities thereon, including, but not limited to, property address, nature of such Seller's interest in the property, current owner of the property, nature of the activity conducted at such location, type and form of waste, estimated volume of waste disposal on or in ground, and period of time the activity was conducted.

         5.X.     Securities' Issues.  Listed on EXHIBIT 5X, if any.

         5.Y. Illegal Payments; Other Competitors. None of the Sellers knows that, and none has any reason to believe that, any agent or representative of any Seller has made any illegal payments, gifts or the like in the procurement of any of the contracts or purchase orders being assigned hereunder or under any contract procured at any time after January 1, 1995.

         5.Z. Brokers and Finders. None of the Sellers nor any officer, director or employee thereof, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for any of the Sellers in connection with this Agreement and the transactions contemplated hereby. Obligations to attorneys and accountants are expressly excluded herefrom.

         5.AA. Material Disclosures. Unless otherwise provided herein, no representation, warranty, covenant or agreement by the Sellers contained herein, and no statement contained in any certificate, Schedule, Exhibit, list or other writing furnished to Purchaser in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading; all Schedules and Exhibits hereto and all writings furnished to Purchaser hereunder or in connection with the transactions contemplated hereby are accurate, true and complete; all representations, warranties, covenants and agreements made by the Sellers herein and all other agreements and instruments delivered in connection herewith or pursuant hereto and facts and information contained in the Exhibits and Schedules shall be true and correct as of the Closing Date with the same effect as if they had been made at and as of the Closing Date; there are no facts, conditions, or aspects relating to the past or present operations of Sellers and the Business which are not set forth herein which would have a material adverse affect upon the operation of the Business after the Closing Date or Purchaser's investment decision in acquiring the Purchased Assets, and none of the Sellers know of any fact, event or action which could result in a material adverse change in the Business, prospects, financial condition or results of operations of Seller and the Business or the operation or ownership of the Purchased Assets by Purchaser following the Closing; the records of Sellers relating to the Business are accurate and complete in all material respects and there are no matters as to which appropriate entries have not been made in such records.

6. PURCHASER'S REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS. Purchaser represents and warrants to, and agrees and covenants with, the Sellers, now and as of the Closing Date, as follows:

         6.A. Organization, Standing and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite power and authority to own, lease and operate the Purchased Assets and to carry on the Business after the transactions contemplated hereby. Purchaser has the full power and authority to enter into this Agreement and perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby.

         6.B. Authorization. This Agreement and all writings relating hereto to be executed and delivered by Purchaser have been duly authorized by all necessary action and constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms. The individuals executing this Agreement and the other documents executed in connection herewith on behalf of Purchaser have been duly authorized to execute all of such documents on behalf thereof. Neither the execution and delivery hereof nor any writing relating hereto nor the consummation by Purchaser of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof, will: (i) conflict with or result in a material breach of the Certificate of Incorporation, bylaws or other formation or charter documents of Purchaser; (ii) violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority; (iii) violate or conflict with or constitute a default under (or give rise to any right of termination, modification, cancellation or acceleration under), any agreement or writing of any nature to which Purchaser is a party or by which its assets may be bound or affected, or result in the creation of any Encumbrance against or upon any of its assets under any agreement or writing to which it is a party or by which it or its assets may be bound or affected; or (iv) impair or in any way limit any governmental or official license, approval, permit or authorization of Purchaser. Other than the consents required in Section 9 hereof, no consent or approval of or notification to any Person is necessary or required in connection with the execution and delivery by Purchaser hereof or any writing relating hereto or the consummation of the transactions contemplated hereby or thereby.

         6.C. Brokers and Finders. Neither Purchaser nor any officer, director or employee thereof, has employed any broker or finder or incurred any liability for any financial advisory fees (other than amounts due to Sterling Advisors, L.P., and Elfman Venture Partners, Inc., which will be paid by Purchaser or an affiliate of Purchaser), brokerage fees, commissions or finders' fees, and except as stated above, no broker or finder has acted directly or indirectly for Purchaser, in connection with this Agreement and the transactions contemplated hereby.

         6.D. Material Disclosures. No representation, warranty, covenant or agreement by Purchaser contained herein, and no statement contained in any certificate, Schedule, Exhibit, list or other writing furnished to any of the Sellers in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All Schedules and Exhibits hereto and all copies of all writings furnished to the Sellers hereunder or in connection with the transactions contemplated hereby are accurate, true and complete. All representations, warranties, covenants and agreements made by Purchaser herein and facts and information contained in the Exhibits and Schedules shall be true and correct as of the Closing Date with the same effect as if they had been made at and as of the Closing Date. There are no facts, conditions, or aspects relating to the past or present operations of Purchaser which are not set forth herein which would have a material adverse affect upon the operation of the Business.

7. CLOSING TRANSACTIONS. On the Closing Date (or on a date otherwise indicated herein):

         7.A. The Sellers shall deliver or cause to be delivered to Purchaser:

                  7.A.(i) Such warranty bills of sale, warranty deeds, endorsements, assignments(including assignments from all Sellers as to Intangibles and the like), receipts and other instruments, in such form as are reasonably satisfactory to Purchaser as shall be sufficient to vest in Purchaser good and marketable title to the Purchased Assets, free and clear of all Encumbrances (except those Encumbrances arising pursuant to Assumed Liabilities).

                  7.A.(ii) Such keys, lock and safe combinations, and new bank signature cards and other similar items as Purchaser shall require to obtain full and exclusive occupation and control of the Purchased Assets, including the Business' post office box(es).

                  7.A.(iii)   The Certificates required by Sections 9A and 9B
                              hereof.

                  7.A.(iv) The legal opinion of counsel to the Sellers, in substantially the form as SCHEDULE D attached hereto, to be addressed to Purchaser and Purchaser's lenders.

                  7.A.(v) Applicable certificates of good standing of Sellers certified by the Secretary of State of Oklahoma and all other states in which any Seller is qualified to transact business as a foreign entity, dated no more than thirty (30) days prior to the Closing Date.

                  7.A.(vi) A copy of the Articles (or Certificate) of Incorporation or other formation document of each Seller, certified by the Secretary of State of Oklahoma no more than thirty (30) days prior to the Closing Date.

                  7.A.(vii)   As between Sellers and Purchaser, exclusive
                              possession of the Real Estate.

                  7.A.(viii)  Such estoppel letters, not inconsistent with the terms hereof, as are reasonably requested by Purchaser or Purchaser's lenders, including those to be executed and delivered by the landlords of any Real Estate, in form and substance acceptable to Purchaser's and lenders' counsel.

                  7.A.(ix) Such bailment letters, not inconsistent with the terms hereof, as are reasonably requested by Purchaser, including those to be executed and delivered by the owners of real estate or warehouses, if any, where inventory is located, in form and substance acceptable to Purchaser's counsel.

                  7.A.(x) All consents, waivers and releases necessary, required or appropriate to consummate the transactions contemplated hereby.

                  7.A.(xi) No later than February 28, 1998, Uniform Commercial Code Tax, Lien and Judgement Search results showing all Encumbrances, if any, on the Purchased Assets, which Encumbrances (other than those expressly assumed by Purchaser) will be released or terminated at or prior to the Closing.

                  7.A.(xii)   An Authorization of Inspection of records related
                              to the Business, in form and substance acceptable to Purchaser.

                  7.A.(xiii)  Certificates of Title, as appropriate, evidencing
                              Sellers' ownership of the Purchased Assets and the Intangibles.

                  7.A.(xiv)   Commitment and Survey:

                             7.A.(xiv)(a)  As soon as possible after signature
                                           and execution of this Agreement and
                                           on or before February 28, 1998, with
                                           respect to the Real Estate which is
                                           owned by any Seller, a commitment
                                           ("COMMITMENT") for an ALTA Owners
                                           Policy of Chicago Title Insurance
                                           Company, Form B (or other applicable
                                           policy) of a current date, that
                                           indicates that Purchaser will be
                                           issued a title policy, with extended
                                           coverage over general exceptions,
                                           subject only to those exceptions
                                           expressly approved by Purchaser, full
                                           survey coverage, no mechanic's lien
                                           exceptions and with those special
                                           endorsements which Purchaser, at
                                           Purchaser's cost, deems necessary or
                                           desirable, including, but not limited
                                           to, non- imputation, location,
                                           access, ALTA Zoning Endorsement 3.1
                                           (including parking lots and loading
                                           docks, if any), contiguity, and a
                                           special endorsement that the bills
                                           for real estate taxes do not include
                                           taxes pertaining to any other real
                                           estate. Such title insurance policy
                                           shall be issued in the approximate
                                           amount of the fair market value of
                                           the Real Estate as agreed between the
                                           parties. The title insurance cost,
                                           except special endorsements
                                           referenced in this section 7A(xiv)(a)
                                           shall be paid one half by Sellers and
                                           one half by Purchaser.

                             7.A.(xiv)(b)  As soon as possible after signature
                                           and execution of this Agreement and
                                           on or before February 28, 1998, with
                                           respect to the Real Estate which is
                                           owned by any Seller, at Sellers'
                                           cost, a current plat of survey of
                                           such parcel, made by a surveyor
                                           registered in the state in which the
                                           parcel is located, certified in favor
                                           of the parties to be insured,
                                           including Purchaser, Purchaser's
                                           lenders, and Chicago Title Insurance
                                           Company, and made in accordance with
                                           the American Land Title Association
                                           Survey

                                           Standards (or other customary state
                                           standards) so as to induce the title
                                           insurance company to remove without
                                           subsequent addition any exception as
                                           to matters which would be disclosed
                                           by an accurate and complete survey or
                                           inspection of the Real Estate. Such
                                           survey shall, in addition, accurately
                                           locate all improvements, building
                                           lines, parking areas, curb cuts, any
                                           encroachments of the improvements on
                                           the subject parcel over easements,
                                           setback lines or onto adjoining
                                           properties, or encroachments of the
                                           improvements on adjoining properties
                                           onto the subject parcel, recorded
                                           easements, lines and rights of way,
                                           all roadways, include a metes and
                                           bounds description, shall state the
                                           calculation of the square footage and
                                           the acreage thereof, shall state
                                           whether and what portion of the Real
                                           Estate is located in an area
                                           designated by an agency of the United
                                           States as being subject to flood
                                           hazards or risks, and shall locate
                                           all storm sewers, sanitary sewers,
                                           water lines and other utility lines
                                           located upon the subject real estate
                                           and the service lines thereof from
                                           their respective main lines.
                                           Specifications of this section
                                           7A(xiv)(b) notwithstanding, any
                                           survey accepted by Purchaser shall be
                                           deemed to meet the requirements
                                           hereof.

                             7.A.(xiv)(c)  If the Commitment or plat of survey
                                           discloses either unpermitted
                                           exceptions or survey matters that
                                           adversely affect the marketability of
                                           such real estate, the Sellers shall
                                           have ten (10) days from the date of
                                           delivery thereof to have such
                                           exceptions removed from the
                                           Commitment or to correct such defects
                                           or to have the title insurer commit
                                           to insure against loss or damage that
                                           may be occasioned by such exceptions.
                                           If the Sellers fail to have the
                                           exceptions removed, or in the
                                           alternative, to obtain the Commitment
                                           specified above as to such survey
                                           defects within the specified time,
                                           Purchaser may elect, upon notice to
                                           Sellers within five (5) days after
                                           the expiration of the foregoing
                                           10-day period, to accept title as it
                                           then is with the right to deduct from
                                           the Purchase Price the value of liens
                                           or encumbrances of a definite or
                                           ascertainable amount. If Purchaser
                                           does not so elect, this Agreement
                                           shall become null and void without
                                           further action of the parties.

                  7.A.(xv) The Closing Balance Sheet, and, as updated to the end of the month ended closest to the Closing, the Inventory List, an updated Payables' List and an updated schedule of Receivables.

                  7.A.(xvi)  Certified copies of resolutions duly and
                             unanimously adopted by applicable Sellers' Board of Directors and Shareholders unanimously approving the transactions contemplated by, and authorizing the execution, delivery and performance by Sellers of, this Agreement, and a certificate as to the incumbency of officers of each executing any instrument or other document delivered in connection with such transactions; certified copy of Certificate of Limited Partnership and current Certificate of Fictitious Name of Leasing;

                              certificate of general partner approving the transactions and authorizing execution, delivery and performance of this agreement by Leasing.

                  7.A.(xvii)        Evidence that J. C. Potter Sausage Company
                                    has changed, or will immediately change, its name to a name completely dissimilar to its present name.

                  7.A.(xviii)       On or before February 28, 1998, a document
                                    sufficient to allow Purchaser to use the name "Potter" as a foreign corporation in the State of Oklahoma.

                  7.A.(xix)   Such documents and instruments as are necessary to
                              grant Purchaser, and no other Person, the exclusive right to use the Intangibles.

                  7.A.(xx) Such documents and instruments as are necessary to assign and transfer to Purchaser all transferable licenses and permits issued to Sellers.

                  7.A.(xxi)   On or before December 31, 1997, at Sellers' cost,
                              results of a Phase I environmental assessment evidencing and indicating no material environmental risk with respect to the Real
                              Estate. If such report recommends one or more
                              Phase II inspections and/or one or more Phase III remediations are eventually required or necessary, Sellers shall undertake, at their own cost and outside of the Escrow, to make such remediation.

                  7.A.(xxii)  Such other applicable documents as Purchaser or
                              Purchaser's lenders may reasonably request.

         7.B.     Purchaser shall deliver or cause to be delivered to the
                  Sellers:

                  7.B.(i) The Cash, the Prorations and the Interest, less the Escrow Deposit. The Income Tax Adjustment shall be paid on or before ten days after Closing.

                  7.B.(ii) The Escrow Deposit, wired to the bank or other deposit account designated in the Escrow.

                  7.B.(iii)   The Certificates required by Sections 10A and 10B
                              hereof.

                  7.B.(iv) Certified copies of resolutions duly adopted by Purchaser's Board of Directors approving the transactions contemplated by, and authorizing the execution, delivery and performance by Purchaser of, this Agreement, and a certificate as to the incumbency of the authorized agents of Purchaser executing any instrument or other document delivered in connection with such transactions.

                  7.B.(v) Certificate of good standing of Purchaser certified by the Secretary of State of the State of Delaware, dated no more than thirty (30) days prior to the Closing Date and evidence certified by the Secretary of State of Oklahoma that Purchaser is duly qualified to transact business in the State of Oklahoma.

                  7.B.(vi) A copy of the Certificate of Incorporation of Purchaser, certified by the Secretary of State of the State of Delaware, dated no more than thirty
                              (30) days prior to the Closing Date and a Certificate of Domestication similarly certified by the Secretary of State of Oklahoma.

                  7.B.(vii)   The legal opinion of Tom D. Wippman, P.C., counsel
                              to Purchaser, in the form of SCHEDULE E, attached hereto.

                  7.B.(viii)  Such other applicable documents as the Sellers may reasonably request.

         7.C. Purchaser and each of Thomas Glenn Potter, Donnis Potter, Dena Potter, Bill Oliver, Don Holloway, Ken Foster, Stan Burgess and such other persons as Purchaser deems reasonably necessary will execute and deliver a Noncompetition Agreement in the forms attached hereto as SCHEDULE F.

         7.D. Purchaser and each of the Sellers will execute and deliver an Escrow Agreement ("Escrow") in the form attached hereto as SCHEDULE G.

8.       CONDUCT AND TRANSACTIONS PRIOR TO CLOSING.

         8.A. Access to Records and Properties of Sellers. From and after the date hereof until the Closing Date, the Sellers shall afford (i) to all representatives of Purchaser and Purchaser's lenders, free and full access at all reasonable times to the assets, properties, books and records of Sellers in order that Purchaser may have full opportunity to make investigations of the assets and affairs of Sellers, and to such additional data and other information about the Business and properties of Sellers as Purchaser shall reasonably request or that the Sellers believe in good faith Purchaser would want to see in making its investment decision hereunder, and (ii) to the accountants of Purchaser or other Persons conducting financial due diligence, free and full access at all times to work papers and other records of Sellers' accountants relating to the Business. Any such investigation made pursuant to clause
                  (i) or (ii) shall not affect or otherwise diminish any of the representations, warranties, covenants or agreements of the Sellers hereunder or Purchaser's rights to indemnification or otherwise. All information to which Purchaser is given access shall be kept strictly confidential except as required by law, statute, rule or regulation and, should the transactions contemplated hereby fail to be consummated, all such information shall be returned to the Sellers, or destroyed.

         8.B. Operation of Business of Sellers. From the date hereof to the Closing Date, Sellers shall operate the businesses only in the ordinary and regular course of business, consistent with past practices, and will:

                  8.B.(i) consult with Purchaser on a regular basis with respect to all decisions outside of the ordinary and regular course of business involving or otherwise which may have a material affect on the Business;

                  8.B.(ii) maintain the Purchased Assets in good repair, order and condition (irreparable condition, reasonable wear and use excepted) and cause its the Insurance

                              Policies not to be canceled or terminated and all coverages thereunder to stay in effect;

                  8.B.(iii)   maintain and keep in full force and effect the
                              Intangibles, without amending or modifying the same;

                  8.B.(iv) not, except as permitted under Section 5F: (a) enter into any contract or agreement binding upon any which is to be assumed by Purchaser hereunder and which is not immediately terminable upon thirty (30) days notice without cost; (b) extend credit in the sale of the products or services other than in accordance with prior credit practices; (c) lease, buy or otherwise acquire any real estate or any interest therein; (d) increase any type of compensation payable or to become payable to any of employees, directors, agents or representatives; (e) make any change in their capital structure; (f) do any other thing or act described in Section 5F hereof; or (g) enter into any agreement, commitment or understanding to do any of the foregoing;

                  8.B.(v) not do anything outside of the ordinary course of business which has the intent or effect of changing the Purchase Price;

                  8.B.(vi) use their best efforts to preserve intact their business organizations, and to keep available to Purchaser the services of all present officers, employees and agents and use their best efforts to preserve for Purchaser the goodwill of suppliers, customers and others having business relations with Sellers; and

                  8.B.(vii)   maintain their books, accounts and records in a
                              proper manner and in the usual, regular and ordinary manner on a basis consistent with prior years, and deliver all regularly prepared financial statements to Purchaser.

         8.C. Supplements. From time to time prior to the Closing Date, the Sellers shall furnish to Purchaser supplemental information with respect to any matters or events arising or discovered subsequent to the date hereof which, if existing or known on the date hereof, would have rendered any statement, representation or warranty made by the Sellers or any information contained in any Exhibit or Schedule hereto then inaccurate, or incomplete or misleading; the furnishing of such supplemental information shall not, however, affect or otherwise diminish any of the representations, warranties, covenants or agreements of the Sellers hereunder. To the extent that a supplemental disclosure materially affects the representations and warranties made prior to the time of the supplemental disclosure, Purchaser shall have the right to terminate this Agreement and all of its duties and obligations hereunder.

                        Notwithstanding the foregoing, Purchaser acknowledges
                  that the open purchase orders journals and open sales orders journals change in the ordinary and regular course of business; therefore, the Sellers shall only be obligated to provide Purchaser with an updated list of such journals as of the end of the month preceding the Closing Date.

         8.D. Risk of Loss. With respect to any material loss, damage, condemnation or destruction of any of the Purchased Assets, upon any such loss, damage, condemnation or destruction,

                  Purchaser may, at its option, cancel and terminate this Agreement or proceed as follows: if, in the event of any such material loss, damage or destruction prior to the Closing, Purchaser elects not to terminate, the parties shall promptly attempt to agree on a mutually satisfactory reduction in the total price to be paid for the Purchased Assets, and the transaction shall be closed on the basis of such reduced price. If the parties are unable to agree on such reduced value within seven (7) days after notice to Purchaser of such loss, damage, destruction or taking and Purchaser is not willing to conclude the transaction by payment of the full price, then any party hereto may terminate this Agreement. In the event the parties agree to a mutually satisfactory reduction of the price and the transaction is closed on that basis, any insurance or condemnation proceeds shall be paid to and retained by Sellers. In the event the parties do not agree to a mutually satisfactory reduction of the price, and Purchaser elects to conclude the transaction by payment of the full price, any insurance or condemnation proceeds shall be paid to and retained by Purchaser. Only for purposes of this
                  Section 8.D., a material loss, damage or destruction shall be deemed to be a loss, damage or destruction which, if measured in terms of dollars, exceeds $100,000.

         8.E. Consents, Waivers and Releases. The Sellers shall, at their own cost and expense, use all reasonable efforts to:

                  8.E.(i) Provide all necessary or appropriate consents and comply with all provisions arguably relating to the transactions contemplated hereby, if any, and all other federal, state or local laws, rules and regulations;

                  8.E.(ii) Procure consents to the transactions contemplated hereby, waivers of rights from, or releases from:

                              8.E.(ii)(a) all parties holding security interests
                                          on any of the Purchased Assets; and

                              8.E.(ii)(b) all other third parties deemed
                                          reasonably necessary or appropriate
                                          by Purchaser.

                  All of such approvals, waivers, consents and releases shall be in form and substance satisfactory to Purchaser and Purchaser's counsel, in their sole discretion.

         8.F. Distributions to Owners from Sellers. After the Effective Date and until the Closing Date or until this Agreement has been terminated, no Seller shall make, directly or indirectly, distributions or dividends of any kind or nature from any Seller to any shareholder or partner other than the following (collectively, the "ALLOWED DISTRIBUTIONS"): (i) salaries at the annual rate of (a) $27,300 per year to Donnis Potter, (b) $140,000 per year to Thomas Glenn Potter, and (c) $32,600 per year to Dena Potter; and, (ii) an amount equal to the cash of the Business on hand as of the Effective Date. If and to the extent amounts in excess of Allowed Distributions are or have been distributed, the Purchase Price shall be decreased, and if and to the extent amounts less than the Allowed Distributions are or have been distributed, the Purchase Price shall be increased.

         8.G.     No Shop Provisions.

                  8.G.(i) To induce Purchaser to enter into this Agreement, each of the Sellers agrees that it shall not, from and after the date hereof, and through the date which is the later of (a) the Closing Date or (b) three months after the date this Agreement is terminated: (I) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a substantial portion of the Purchased Assets, or any equity interest in any Seller, or any business combination involving any Seller, or (II) participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Sellers shall promptly advise Purchaser if any of the activities specified in clause (II) of the preceding sentence occur, and shall promptly inform Purchaser of all the terms and conditions of any proposal or offer, and shall furnish to Purchaser copies of any such written proposal or offer and the contents of any communications by any of the Sellers in response thereto.

                  8.G.(ii) Each of the Sellers further agrees that each will not, pursuant to negotiations or discussions that commence or continue between the date hereof and the later to occur of (a) the Closing Date or (b) three months after the date this Agreement is terminated: (I) dispose of all or (other than in the ordinary course of business) a substantial portion of the Purchased Assets, (II) participate in any business combination involving any of the Sellers, (III) issue additional debt or equity securities, or (IV) declare or pay any dividend or make any other distribution with respect to its capital stock or repurchase any capital stock (except consistent with prior practices).

         8.H. Closing. The parties shall otherwise use their best efforts and good faith to consummate the transactions contemplated hereby.

9. CONDITIONS OF OBLIGATIONS OF PURCHASER. The obligations of Purchaser to perform this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing Date:

         9.A. Representations and Warranties. The representations and warranties of the Sellers in this Agreement or in any Schedule, Exhibit, certificate or document delivered in connection herewith shall be true and correct in all material respects on the Closing Date, and Purchaser shall have received a Certificate signed by the Sellers to that effect.

         9.B. Performance of Obligations of the Sellers. The Sellers shall have performed and observed all agreements, covenants and obligations required to be performed by them on or prior to the Closing Date, and Purchaser shall have received a Certificate signed by the Sellers to that effect.

         9.C. Consents, Waivers and Releases. The Sellers shall have obtained, or to the reasonable satisfaction of Purchaser obviated the need to obtain, all consents, waivers and releases (including those described in Section 8E) from third parties necessary (or, in the sole discretion of Purchaser, desirable) to execute and deliver this Agreement and consummate the transactions contemplated hereby. Also, Purchaser shall have obtained the consent of Purchaser's Board of Directors to execute and deliver this Agreement and consummate the transactions contemplated hereby and provided written evidence thereof to the Sellers.

         9.D. No Litigation. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

         9.E. Absence of Changes. Except as otherwise listed on EXHIBIT 5F hereto, since August 31, 1997, the Business has been operated only in the ordinary and regular course and there has not been, and through the Closing Date there will not be, with respect to any Seller, any thing or act described in Section 5F hereof, and there shall not have been, with respect to the Business, any adverse changes.

         9.F. Completion of Review by Purchaser. Purchaser and its agents and representatives shall have completed their business, accounting, financial, tax, environmental and legal review of the Business and Purchased Assets, including the completion by Arthur Andersen & Co. of audits specified by Purchaser, which review and audits' results shall be satisfactory to Purchaser and its agents and representatives, in their sole and absolute discretion.

         9.G. Financing and Additional Financial Matters. Purchaser shall have procured financing in an amount and on terms and conditions that are satisfactory to Purchaser, in its sole discretion. In addition, as of the Closing Date, Purchaser shall be reasonably satisfied that Sellers shall have paid all liabilities in the ordinary course of business. In addition, Purchaser shall be satisfied that except for the Allowed Distributions, none of Sellers' earnings between the Effective Date and the Closing Date shall have been distributed.

         9.H. Closing Documents. The Sellers shall have delivered, or shall have caused the delivery of, all appropriate documents and instruments described in Section 7 hereof.

10. CONDITIONS OF OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to perform this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

         10.A. Representations and Warranties. The representations and warranties of Purchaser herein or in any Schedule, Exhibit, certificate or document delivered in connection herewith shall be true and correct in all material respects on the Closing Date, and the Sellers shall have received a Certificate signed by Purchaser to that effect.

         10.B. Performance of Obligations of Purchaser. Purchaser shall have performed and observed all agreements, covenants and obligations required to be performed by it on or prior to the Closing Date, and the Sellers shall have received a Certificate signed by Purchaser to that effect.

         10.C. Consents, Waivers and Releases. Purchaser shall have obtained, or to the reasonable satisfaction of the Sellers obviated the need to obtain, all consents, waivers and releases from third parties necessary for Purchaser to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         10.D. No Litigation. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

         10.E. Closing Documents. Purchaser shall have delivered, or shall have caused the delivery of, all appropriate documents and instruments described in Section 7 hereof.

11. CLOSING NOT A WAIVER. Except as a party may expressly agree in writing, the consummation of the transactions contemplated by this Agreement shall not be deemed to constitute a waiver by any of the parties of any of the covenants or conditions herein set forth (whether the same is by its terms to be performed or satisfied before, as of, or after the Closing Date) or in any way be deemed to limit or impair any party's rights or remedies (by way of indemnification or otherwise) on account of any misrepresentation, breach of warranty or other breach of or default under this Agreement, regardless of whether such party is aware of the existence of such misrepresentation, breach, or default.

12. POST-CLOSING COVENANTS.

         12.A.    Restrictive Covenants.

                  12.A.(i) Non-disclosure. Each of the Sellers acknowledges that each has been and may be entrusted with trade secrets, marketing, operating and strategic plans, customer and supplier lists, proprietary information and other confidential or specialized data and/or information relative to the Business, whether now existing or to be developed or created after the Closing Date (collectively, "TRADE SECRETS"). Each of the Sellers covenants and agrees that each shall at all times after the date hereof hold in strictest confidence any and all Trade Secrets that may have come or may come into its possession or within its knowledge concerning or related to the products, services, processes, businesses, suppliers, customers and clients of Sellers and the Business and also that the Trade Secrets constitute Purchased Assets being transferred pursuant hereto. Each of the Sellers covenants and agrees that neither it/he nor any Person controlled by it/him will for any reason, directly or indirectly, for itself/himself or for the benefit of any other Person, use, copy, divulge or otherwise disseminate or disclose any of the Trade Secrets owned or used by, or licensed to, any Seller or any of their affiliates or otherwise relating to Sellers or the Business; provided that each of the Sellers may disclose Trade Secrets pursuant to an order by a court of competent jurisdiction, provided, further, that the Sellers shall give Purchaser prompt notice of such order and any court pleading requesting such disclosure, in order to provide Purchaser with an opportunity to prevent such disclosure or procure an appropriate protective order.

                  12.A.(ii)   Customers and Trade Secrets.  Each of the Sellers
                              acknowledges that the Intangibles, customers and customer accounts and the Trade Secrets of Sellers will, after the Closing, at all times be the sole and separate property of Purchaser, in which the Sellers have no rights whatsoever, and all activities of or work performed by any of the Sellers for or on behalf of Purchaser in the future will be performed solely for the benefit of Purchaser, and the goodwill resulting from such efforts by any of the Sellers is and at all times will be the sole and separate property of Purchaser, which goodwill is intended to be protected, in part, by this Section.

                  12.A.(iii)  Non-Solicitation; Non-Hire.  Each of the Sellers
                              agrees that from the Closing Date and continuing for a period (the "NON-COMPETE PERIOD") of three
                              (3) years from the Closing Date, neither he/it nor any Person or enterprise controlled by him/it will solicit or hire or contract with, for employment, consulting or any other reason, any person who was employed by Purchaser or any Seller or any of Purchaser's affiliates as a manager, sales person, officer, office head, buyer, accountant/controller or other key employee at any time within one (1) year prior to the time of the act of solicitation, or hire. The Non-Compete Period shall be extended with respect to a particular Selling Party for that period of time during which such Selling Party is in violation of the covenants contained in this Section 12A. The provisions of this section shall not apply to family relationships between the Sellers and the shareholders or partners of any Selling Party.

                  12.A.(iv)   Non-Competition by Sellers.  During the
                              Non-Compete Period, each of the Sellers agrees that each of them nor any Person or enterprise controlled by each will become a stockholder, partner, stake holder, member, director, officer, agent, employee or representative of or consultant or lender to any other Person, engage as a sole proprietor in any business, act as a consultant to any of the foregoing or otherwise engage, directly or indirectly, in any enterprise which competes with the Business in any geographic area in which the Sellers now carry on the Business or any other geographic area in which the Business is carried on as of the Closing Date, including the geographic areas set forth in Exhibit; provided, however, that the foregoing shall not prohibit the ownership of less than two percent (2%) of the outstanding shares of the stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market. Each Selling
                              Party acknowledges that notwithstanding the ability to compete outside of the geographic territories described above, each is strictly prohibited from using any of the Trade Secrets or Intangibles or any other intangible asset used in the Business or otherwise trade on the good will of Sellers in any respect anywhere in the world, it being acknowledged that such assets will be, after the Closing, strictly assets and properties of Purchaser. The Non-Compete Period shall be extended with respect to a particular Selling

                              Party for that period of time during which such Selling Party is in violation of the covenants contained in this Section 12A.

                  12.A.(v) Relief, Reformation; Severability. The parties agree that the covenants contained in this Section 12A are separate and are reasonable in their scope and duration and may be enforced by specific performance or otherwise. The parties shall not raise any issue of reasonableness as a defense in any proceeding to enforce any of the covenants herein. Notwithstanding the foregoing, in the event that a covenant included in this Section 12A shall be deemed by any court to be unreasonably broad in any respect, then, to the extent permitted by law, the court which makes such finding shall modify such covenant for the purpose of making such covenant reasonable in scope and duration. The validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected by any such modification.

                  12.A.(vi)   Remedies.  The parties acknowledge that any
                              breach of the restrictive covenants contained in this Section 12A will cause irreparable harm to the other, and that such harm will be difficult if not impossible to ascertain.
                              Therefore, if any action or proceeding is commenced by or on behalf of any party to enforce the provisions hereof, such party shall be entitled to equitable relief, including injunction, against any actual or threatened breach hereof, and any damages arising therefrom including, without limitation, reasonable fees of its attorneys and their support staff and all other costs and expenses incurred by the other party in good faith in connection therewith, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude any party from any other remedy. Each party hereby waives the claim or defense to an action for equitable relief by the other that the other has an adequate remedy at law or has not been or is not being irreparably injured by such breach.

         12.B. Inventions. The Sellers shall, and hereby do, assign to Purchaser their entire right, title and interest in all discoveries, computer programs, recipes, processes and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which have been, prior to the Closing Date, or may be conceived by any of the Sellers or developed or acquired by them during the Non-Compete Period, which may pertain directly or indirectly to the Business. The Sellers agree to promptly and fully disclose in writing all such developments. The Sellers acknowledge that all Trade Secrets and other ideas relating to the Business which were or will be conceived by any of them before the date hereof or during the Non-Compete Period have been, or shall promptly be, assigned by each to Purchaser. Each of the Sellers will, upon Purchaser's request, execute, acknowledge and deliver to Purchaser all instruments and do all other acts which are necessary or desirable to enable Purchaser to file and prosecute applications for, and to acquire, maintain and enforce all letters, patents, trademark registrations, or copyrights or enforce all rights in any intangible or intellectual property in all countries.

         12.C. Collection of Receivables. From and after the Closing, Purchaser shall have the right and authority to collect, for its own account, all of the Receivables and other items intended to be transferred to it pursuant hereto, and to endorse in any Seller's name any checks or drafts received on account of any such Receivables or such other items. Each Seller agrees that it will transfer or deliver to Purchaser, promptly after the receipt thereof, any cash or other property which any Seller receives after the Closing in respect of any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, Receivables of any character intended to be transferred to Purchaser pursuant hereto.

         12.D. Cooperation. From and after the Closing, each of the Sellers will cooperate, for no additional cost, with Purchaser, in the event Purchaser is required to: (i) institute and prosecute proceedings which Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets; (ii) subject to Section 13C hereof, defend or compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets, and do all such acts and things in relation thereto as Purchaser shall deem necessary or advisable; and (iii) take all action which Purchaser may reasonably deem proper in order to provide Purchaser with all of the benefits relating to the Purchased Assets where any required consent of another party to the sale or assignment thereof to Purchaser shall not have been obtained.

         12.E. Subrogation of Purchaser. Subject to the priority rights of each Seller, in the event that Purchaser shall become liable for or suffer any damage with respect to any matter which was covered by insurance maintained by any Seller on or prior to the Closing, Purchaser shall be and hereby is subrogated to any rights of each Seller under such insurance coverage, and, in addition, each Seller agrees to promptly remit to Purchaser any insurance proceeds which it may receive on account of any such liability or damage which exceed any liability of or damage suffered by any Seller.

         12.F. No Adverse Action. None of the Sellers nor any of their agents or representatives shall take any action, directly or indirectly, that would in any way adversely affect Purchaser's efforts to obtain all proper permits and authorizations necessary or appropriate to operate the Business in any manner deemed reasonable by Purchaser.

         12.G. Cooperation with Litigation, Claims, Etc. The Sellers will fully cooperate with Purchaser after the Closing in connection with any pending litigation, investigation or arbitration or other legal proceeding which arises out of facts or circumstances which pre-date the Closing.

13. INDEMNIFICATION. Payment of any financial obligation of Sellers which may at any time become owing to Purchaser and/or Purchaser's subsidiaries and affiliates, particularly including (but not limited to) any obligation of Sellers arising from matters included in Section 5 and subsections thereof, shall be provided by indemnification pursuant to this Section 13. Indemnification pursuant to this Section 13 shall, in the entirety, be absolutely limited to the escrow and the escrow amount set forth in Section 13F and subject to the terms thereof. In the event the escrow amount shall be exhausted by payment of indemnified Losses, Sellers shall thereupon, thereby and thereafter be fully and absolutely released and discharged of and from any and all financial obligation and/or liability to Purchaser's Indemnified Parties. Strictly subject to the foregoing:

         13.A. Subject to the last sentence of this Section 13A, each of the Sellers jointly and severally agrees to indemnify and hold harmless Purchaser and Purchaser's subsidiaries and affiliates (collectively, "PURCHASER'S INDEMNIFIED PARTIES") against any and all Unassumed Liabilities, regardless of Purchaser's knowledge, and all damages, losses, settlement payments, obligations, liabilities, claims, actions, causes of action, suits, proceedings, costs of investigations, demands, assessments, judgments, Encumbrances and costs and expenses (including, without limitation, attorneys' fees, interest, penalties and all costs associated therewith incurred by such party in good faith) (collectively, "LOSSES") suffered, sustained, incurred or paid by any of Purchaser's Indemnified Parties, to which such indemnified party may become subject under any federal, state or local law, rule or regulation, at common law or otherwise (including in settlement of any litigation), insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue or inaccurate statement or alleged untrue or inaccurate statement or misrepresentation or breach of representation or warranty made by any of the Sellers herein, including the information included in any Exhibit hereto, or arise out of or are based upon any of the Sellers' omission to state herein a material fact required to be stated herein or necessary to make the statements herein not misleading; (ii) the claims of any broker or finder engaged by any of the Sellers; (iii) the nonfulfillment or breach or alleged nonfulfillment or breach of any agreement or covenant of any of the Sellers, including but not limited to those covenants and agreements in Section 12 hereof; (iv) the assertion against any of Purchaser's Indemnified Parties or any of their assets of any liability or obligation of any of the Sellers (except an Assumed Liability), including Litigation Matters (as defined below) and those obligations or liabilities which are or should be disclosed in EXHIBIT 5E(II) or those relating to the operation of the Business and not accurately disclosed herein for any reason whatsoever (regardless of whether such liability or obligation is known or unknown, fixed or contingent, accrued, absolute, matured or unmatured or otherwise), and regardless of any compliance with any applicable bulk sales' laws; and
                  (v) any personal injury, death, property damage or other claim (whether covered by warranties or otherwise) attributable to services or products designed, manufactured, processed, administrated, serviced or sold by any Seller, including all items that are or should have been or should be listed on
                  EXHIBIT 5K (collectively, "LITIGATION MATTERS"); and will reimburse each indemnified party for any legal or other cost or expense incurred by such party in good faith in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which any of the Sellers may otherwise have and to any remedy which Purchaser may otherwise have. To the extent that any matter gives rise to indemnification hereunder, such matter shall be deemed to have been accrued on the books of Sellers as of the day before the Effective Date, for the purposes of calculating the Purchase Price. The Sellers agree and acknowledge that Purchaser's Indemnified Parties shall be entitled to indemnification for all matters of any nature, other than Assumed Liabilities (and those liabilities for which adequate reserves are accrued as of the Effective Date), including those matters of which the Sellers do not have knowledge or notice at the time of Closing; provided, however, that the lack of indemnification as a remedy shall in no way be deemed to have such matter included as an Assumed Liability. Purchaser's actual knowledge will not be limited to the information contained in the Exhibits hereto, but will include other information learned by Purchaser in its due diligence. If, prior to the Closing Date, Purchaser has knowledge and Sellers do not have knowledge of a matter which would give rise to indemnity hereunder, Purchaser shall not be entitled to seek or receive indemnification hereunder unless Purchaser informs Sellers of such matter prior to Closing.

         13.B. Subject to the last sentence of Section 13B, Purchaser will indemnify and hold harmless each of the Sellers and each of the Sellers' affiliates and subsidiaries (collectively, "SELLERS' INDEMNIFIED PARTIES") against any and all Losses suffered, sustained, incurred or paid by any of Sellers' Indemnified Parties, to which such indemnified party may become subject under any federal, state or local law, rule or regulation, at common law or otherwise (including in settlement of any litigation), insofar as such Losses (or actions in respect thereof) arise out of, relate to or are based upon (i) any untrue or inaccurate statement or alleged untrue or inaccurate statement of any material fact or misrepresentation or breach of representation or warranty made by Purchaser herein, including the information included in any Exhibit hereto, or arise out of or are based upon Purchaser's omission to state herein a material fact required to be stated herein or necessary to make the statements herein not misleading; (ii) the claims of any broker or finder engaged by Purchaser; (iii) the nonfulfillment or breach or alleged nonfulfillment or breach of any agreement or covenant of Purchaser; (iv) any Assumed Liability; (v) to the extent not indemnified pursuant to Section 13A above, the assertion against any Sellers' Indemnified Parties or any of their assets of any liability or obligation of Purchaser, or relating to Purchaser's operations or any of its assets, whether absolute or contingent, matured or unmatured, known or unknown; and (v) to the extent not indemnified pursuant to
                  Section 13A above, any personal injury, death or property damage attributable to products manufactured and sold by Purchaser; and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Purchaser may otherwise have and to any remedy which the Sellers may otherwise have. Notwithstanding anything herein to the contrary, in any proceeding to enforce any of the provisions herein, all of the Sellers shall be required to act jointly through Representative, and not individually or singly. Notwithstanding the foregoing, none of Seller's Indemnified Parties shall be entitled to indemnification remedies hereunder if, and only if, any of the Sellers has knowledge (only as defined in section (i) of the second sentence of Section 15J hereof) of such matter at the time of Closing.

         13.C. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action in which any Person seeks only the recovery of money for which indemnification is or may be provided hereunder, is brought against any indemnified party, and such indemnified party notifies any indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish and at its cost and expense, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) if (A) the indemnified party or parties reasonably believe that an adverse determination of such action could be detrimental to or injure the indemnified party's reputation or future business prospects, or (B) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, then the indemnified party or parties shall have the right to select separate counsel as set forth below, at the indemnified parties' cost (but subject to indemnification), to assume such legal defense (in which case the indemnified parties' counsel shall be the lead counsel in such defense) and otherwise to participate in the defense of such action on behalf of such indemnified party or parties, and (ii) an indemnifying party shall be able to assume the defense of an action only if (A) it can reasonably demonstrate its financial soundness and wherewithal (which may include bonding over a reasonable reserve) necessary for a lengthy defense and possible judgement and (B) it enters into an agreement with the indemnified party or parties (in form and substance reasonably satisfactory to such party or parties) pursuant to which the indemnifying party agrees to be fully responsible for all Losses related to such action. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing all indemnified parties not having different or additional defenses or potential conflicting interests among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or
                  (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding. Notwithstanding anything contained herein to the contrary, an indemnified party shall have no obligation to bring a third party action or an action for indemnification or contribution simultaneously or in connection with a third party action which may give rise to rights of indemnification or contribution or similar remedies.

         13.D. All amounts that may become due from any of the Sellers to Purchaser after the determination that such amount has become payable pursuant to this Agreement, shall be paid by the Sellers immediately upon demand by Purchaser, and if not so paid within five (5) business days of such demand, such amounts may be offset by Purchaser against any amounts then owing to any of the Sellers under any document, instrument, agreement or understanding, and if the amount to be offset is greater than the amount which is then currently owing to any of the Sellers, then (i) such amounts which are not then able to be immediately offset or are not then immediately paid shall bear interest at the rate of fifteen percent (15%) per annum, accruing from the date such amount is demanded until paid or later offset, and (ii) Purchaser may pursue all other remedies available to it in order to collect such amount. The foregoing remedies shall not be mutually exclusive.

         13.E. All amounts that may become due from Purchaser to any of the Sellers after the determination that such amount has become payable pursuant to this Agreement, shall be paid by Purchaser immediately upon demand by Representative, and if not so paid within five (5) business days of such demand, such amounts may be offset by the Sellers against any amounts then owing to Purchaser under any document, instrument, agreement or understanding, and if the amount to be offset is greater than the amount which is then currently owing to Purchaser, then
                  (i) such amounts which are not then able to be immediately offset or are not then immediately paid shall bear interest at the rate of fifteen percent (15%) per annum, accruing from the date such amount is demanded until paid or later offset, and
                  (ii) the Sellers may pursue all other remedies available to them in order to collect such amount. The foregoing remedies shall not be mutually exclusive.

         13.F. Indemnification by the Sellers is limited to the total sum of One Millions Dollars ($1,000,000) of the Purchase Price (with interest earned thereon), irrespective of the number of Losses subject to indemnification which may be claimed in accordance herewith. As security for the Sellers' obligations, One Million Dollars ($1,000,000) of the Purchase Price will be deposited at the time of Closing with an escrow agent for a term not exceeding three years from and after the Closing Date, the same to be held, invested, managed and disbursed in accordance with an escrow agreement conforming in form and substance with SCHEDULE G.

14.      SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS.

         14.A. All representations, warranties, agreements and covenants made by any party hereto in this Agreement shall survive the Closing of the transactions hereunder.

15.      MISCELLANEOUS.

         15.A. Manner of Closing. At the Closing, all transactions shall be conducted substantially concurrently and no transaction shall be deemed to be completed until all are completed.

         15.B. Access to Records. At the Closing, Purchaser shall receive possession of and thereafter afford to the Representative and her agents and successors in interest, the opportunity, upon reasonable advance notice, to examine and make copies of the books and records of Sellers having an effect on all periods through the Closing Date, in connection with tax and financial reporting matters and other bona fide business purposes, and Purchaser shall use reasonable efforts to retain such books and records for a period of six (6) years from the date of such books and records.

         15.C. Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective executors, successors and assigns. Notwithstanding the foregoing, the Sellers are prohibited from assigning their respective obligations hereunder, by operation of law or otherwise. The Sellers hereby consent to a collateral assignment of Purchaser's rights hereunder to a lender or lenders, understanding that such lender(s) shall have the ability to enforce the rights of Purchaser granted herein.

         15.D. Entire Agreement; Amendments. This Agreement, the Exhibits and Schedules attached hereto, and the other writings referred to herein or delivered in connection herewith contain the entire understanding of the parties with respect to its subject matter, and supersede all prior understandings and agreements. This Agreement may be amended only by a written instrument duly signed and executed by the parties. Any reference herein to this Agreement shall be deemed to include the Exhibits and Schedules attached hereto. If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law or, if it cannot be so amended without materially altering the intention of the parties, it will be deemed stricken and the remainder of the Agreement will remain in full force and effect.

         15.E. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15.F. Notices. All notices, claims, certificates, requests, demands and other communications ("COMMUNICATIONS") hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, mailed (by registered or certified mail, postage prepaid) or sent by overnight courier service or facsimile addressed as follows:

                  If to any of the Sellers,
                  in care of Representative, at:                            Ms. Donnis Potter
                                                                       2021 West Locust
                                                                       Durant, Oklahoma  74701

                  With a copy to:                                      F. H. WRIGHT LAW OFFICE
                                                                       Suite 450, Citizens Tower Building
                                                                       2200 Classen Boulevard
                                                                       Oklahoma City, Oklahoma 73106-5812
                                                                       Attention: F. H. Wright, Esq.
                                                                       Facsimile: (405)524-6633

                  If to Purchaser:                                     c/o Sterling Capital, Ltd.
                                                                       650 Dundee Road, Suite 370
                                                                       Northbrook, IL  60062
                                                                       Facsimile: (847)480-0199

                  With a copy to:                                      Tom D. Wippman, P.C.
                                                                       650 Dundee Road, Suite 370
                                                                       Northbrook, Illinois 60062
                                                                       Facsimile: (847)480-0199

                  or to such other address as the person to whom a communication is to be given may have furnished to the others in writing in accordance herewith. A communication given by any other means shall be deemed duly given on the earlier of when actually received by the addressee or three (3) days after sending such communication. Notice hereunder to Representative shall be deemed to be notice to each of the Sellers.

         15.G. Public Announcements. All public announcements relating to this Agreement or the transactions contemplated hereby, including announcements to employees, will be made only as may be agreed upon jointly by the parties hereto, or as Purchaser considers required or appropriate to comply with applicable law. Any governmental, public or private inquiries or requests for information shall be promptly referred to Purchaser.

         15.H. Further Assurances. After the Closing Date, without further consideration, the parties shall execute and deliver such further instruments and documents as either party shall reasonably request to consummate the transactions contemplated hereby and to perfect Purchaser's title to the Purchased Assets.

         15.I. Waivers. Any party to this Agreement may, by written notice to the other party hereto, or by written endorsement to or limitation on any Exhibit or Schedule, waive any provision of this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent, same or different breach.

         15.J. Materiality and Knowledge. The terms "MATERIAL" or "MATERIALLY" or "MATERIALITY" shall mean either (i) the existence of a fact or condition or facts or conditions which, if a dollar amount is readily ascertainable with respect to such, has a value, either individually or in the aggregate, of more than $5,000.00, or (ii) the determination by a lender, in such lender's sole and absolute discretion, that such fact or condition is, or, if known to such lender would be, material for purposes of its making a loan to Purchaser in order to consummate the transactions hereunder or to avoid any acceleration of such loan, or (iii) any fact or condition which gives rise to any right of termination, cancellation, acceleration or modification of any agreement or understanding to which any of the Sellers is a party and such right has been exercised. The term "KNOWLEDGE" shall mean (i) actual knowledge or notice, (ii) that knowledge which a party should know after having made all reasonable inquiries and (iii) that an individual or individuals making a statement as to its, his or her "KNOWLEDGE" has made all reasonable inquiries regarding the facts and circumstances relating to such statement. For purposes of this Agreement, the knowledge of any of the Sellers shall be deemed to be the knowledge of all of the Sellers (i.e., the knowledge of one of the Sellers shall be imputed to all other Sellers), and the receipt of a notice by any Selling Party shall be deemed to be receipt by all Sellers. Purchaser has knowledge of all information, facts and circumstances disclosed by Sellers or otherwise discovered by Purchaser incident to, in conjunction with, or arising from Purchaser's due diligence. The knowledge of any of the officers, directors or employees of Purchaser shall be deemed to be the knowledge of Purchaser (i.e., the knowledge of such persons shall be imputed to Purchaser), and the receipt of a notice by any of such persons shall be deemed to be receipt by Purchaser. The knowledge of any of the officers, directors or employees of Sellers shall be deemed to be the knowledge of Sellers (i.e., the knowledge of such persons shall be imputed to Sellers), and the receipt of a notice by any of such persons shall be deemed to be receipt by Sellers.

         15.K. Counterparts. The Agreement may be executed in one or more counterparts, but all such counterparts shall constitute one and the same instrument.

         15.L. Certificate. A "Certificate" shall mean a certificate signed by the individual stating that (i) such individual who is signing the certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the individual's knowledge, after due inquiry, such certificate does not misstate any material fact and does not omit any fact necessary to make the certificate not misleading.

         15.M. Use of Certain Terms. The term "Seller(s)" shall also include all predecessors thereof and businesses acquired by or merged therewith, or businesses whose liabilities (some or all) have been assumed by any of Sellers to the extent necessary to consummate the Transactions in accordance with this Agreement. The term "each of the Sellers", "none of the Sellers" "any of the Sellers" or any other similar term or references shall mean any or all thereof, whichever has the broadest meaning given the particular context. The term "Person" shall mean an individual, a partnership, a joint venture, a joint stock company, a corporation, a trust, an unincorporated organization, a limited liability company, any other legal entity and a government, governmental body or quasi-governmental body, or any department, agency or political subdivision thereof.

         15.N. Applicable Law. The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma applicable to agreements between Oklahoma residents entered into and to be performed entirely within Oklahoma.

         15.O. Consent to Jurisdiction. For those matters or disputes of any nature arising out of, connected with, related or incidental to this Agreement, the parties hereto hereby irrevocably submit themselves to the exclusive jurisdiction of the courts of the State of Oklahoma located in the City of Oklahoma City and to the jurisdiction of the United States District Court for the Western District of Oklahoma for the purpose of bringing any action that may be brought in connection with the provisions hereof. The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the exclusive jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument. Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such Persons by regular or certified mail to the address of such Person set forth herein or to any subsequent address to which notices shall be sent. Any action by any of the Sellers which seeks to rescind the transactions contemplated hereby shall be preceded by the tendering of the entire gross Purchase Price to Purchaser.

         15.P. Exceptions to Exclusive Jurisdiction. Notwithstanding the provisions of Section 15O hereof, in the event that there is a third party action which may give rise to rights of indemnification or contribution from one party(ies) to another, the parties hereto irrevocably submit themselves to the jurisdiction of the court in which such third party action is brought, and the party to be indemnified may, but shall not be obligated to, bring a third party action or other appropriate proceeding to enforce such rights of indemnification or contribution. The foregoing is not intended to confer any rights upon any other party other than the parties hereto.

         15.Q. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, singular and plural as the identity of that person referred to requires.

         15.R. Several Obligations. The duties and obligations of each of the Sellers are several, and the Purchaser and each of the Sellers hereby acknowledge the same; however, the escrow is joint and several as to the Sellers.

         15.S. Effect of Disputes. Notwithstanding the fact that there may from time to time be disputes among the parties concerning the terms and conditions hereof, the parties agree not to under any circumstances, disparage, criticize or denigrate the talents, skills, products, prospects, abilities, integrity or character of the other parties hereto, or such parties' management, directors, employees, agents or representatives (including those of Purchaser's affiliates). Each of the Sellers further agrees that each will not, at any time after the date hereof and without Purchaser's written consent, contact any past, present or prospective customer, supplier, employee or agent or representative of either Sellers or Purchaser with the intent, purpose or effect of injuring the reputation, business or business relationships of Purchaser. The provisions of this Section shall survive the execution and termination hereof, irrespective of the reason for such termination.

         15.T. Mutual Drafting. This Agreement is the joint product of Purchaser and Sellers and their respective counsel, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and counsel, and shall not be construed for or against any party hereto.

         15.U. Binding Effect. This Agreement shall be binding upon the parties hereto when the Agreement has been signed by the Purchaser and the Sellers and all schedules have been signed by the Purchaser and the Sellers or their Representative.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

PURCHASER:

POTTER'S ACQUISITION CORP.


By  /s/ MERRICK M. ELFMAN
    -----------------------------
    Merrick M. Elfman, Chairman

SELLERS:

J.C. POTTER SAUSAGE COMPANY


By  /s/ DONNIS POTTER
    -----------------------------
    Donnis Potter, President

POTTER'S FARM, INC.


By  /s/ DONNIS POTTER
    -----------------------------
    Donnis Potter, President

POTTER RENDERING CO.


By  /s/ DONNIS POTTER
    -----------------------------
    Donnis Potter, President

POTTER LEASING COMPANY, LTD.


By  /s/ THOMAS GLENN POTTER
    -----------------------------
    Thomas Glenn Potter, General Partner



SELLERS' REPRESENTATIVE:


 /s/ DONNIS POTTER
-----------------------------
 Donnis Potter